1st AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

Amendment to Executive Employment Agreement, dated as of October 4, 2022 (the "Amendment"), between ASP Isotopes (Guernsey) Limited, a Guernsey corporation headquartered at Anson Court, La Route des Camps, St. Martin, Guernsey, GY4 6AD ("Company") and Paul Mann, an individual ("Executive"). The Company is a wholly owned subsidiary of ASP Isotopes Inc. a Delaware corporation headquartered at 433 Plaza Real, Suite 275, Boca Raton, Florida. 33432 ("Parent"). As used herein, the "Effective Date" of the original Agreement shall remain and the "Amendment Effective Date" shall mean 16 December, 2022 and the date signed below.

WHEREAS, the Parties have entered into an Executive Employment Agreement, dated as of October 4, 2021 (the "Original Agreement"); and

WHEREAS, the Parties desire to amend the Original Agreement subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Agreement.

2. Unless amended below, all paragraphs from the Original Agreement shall remain unchanged. The following paragraphs of the Original Agreement are hereby amended:

1. Employment and Duties. The Executive agrees to serve as the Company's Executive Chairman and/or Chief Executive Officer.

2. Term. The term of this Agreement shall commence on the Amendment Effective Date and shall continue for a period of four (4) years following the Amendment Effective Date and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least three (3) months prior to the expiration of the initial term or any renewal term of this Agreement. "Employment Period" shall mean the initial four (4)-year term plus one (1)-year renewals, if any.

4. Base Salary and Board Fees. The Company agrees to pay the Executive a base salary ("Base Salary") of $480,000 per annum. Annual adjustments after the first year of the Employment Period shall be determined by the Board; provided, however, that the Base Salary may not be decreased. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

5.(c). Equity Awards and Incentive Compensation: During the term of employment, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by either the Parent or the Company (such awards under such plan or program, the "Share Awards"). The Parents' 2022 Equity Incentive Plan allows for an annual increase commencing on January 1, 2023 and on each subsequent January 1 through and including January 1, 2032 by a number of shares equal to the lesser of (i) five percent (5%) of the number of shares of Stock outstanding as of the conclusion of the Company's immediately preceding fiscal year, or (ii) such amount, if any, as the Board may determine. Therefore, annually, the Executive shall be entitled to receive an Equity Award equal to 2% (two percent) of the number of shares of Stock outstanding as of the conclusion of the Company's immediately preceding fiscal year. These shares will be granted on March 1 of each year and will vest Quarterly over a 12 month (twelve-month) period.

3. Miscellaneous.

(a) This Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ASP Isotopes Inc.

By: [signature]

Name: R. Ainscow

Title: V-P, Interim CFO.

Date: Dec 20, 2022.

By: [signature]

Name: Paul Mann

Title: Chief Executive Officer

Date: Dec 20, 2022